Exhibit 99.1

Investor Contact: Derek Fiebig (954) 769-2227 fiebigd@autonation.com Media Contact: Lisa Rhodes Ryans (954) 769-4120 publicrelations@autonation.com

AutoNation Reports Second Quarter 2025 Results
•Revenue up 8% driven by New Vehicle, Customer Financial Services, and After-Sales growth
•EPS $2.26 (down 29%), Adjusted EPS $5.46 (up 37%)
•Record After-Sales gross profit of $599 million - up 12% year-over-year
•Completed highly successful $700 million AN Finance asset-backed securitization

FORT LAUDERDALE, Fla., (July 25, 2025) — AutoNation, Inc. (NYSE: AN) today reported second quarter 2025 revenue of $7.0 billion, an increase of 8% compared to the same period a year ago. Second quarter 2025 EPS was $2.26 compared to $3.20 a year ago, and second quarter 2025 Adjusted EPS was $5.46, increasing from $3.99 a year ago. Reconciliations of non-GAAP financial measures are included in the attached financial tables.

“We are pleased to report another quarter of strong performance, with robust growth across the entire business, including double-digit growth in Customer Financial Services and After-Sales, and improved new vehicle market share. Execution and productivity were also strong, with gross profits improving 40 basis points as a percentage of revenue,” said Mike Manley, Chief Executive Officer of AutoNation. “Cash flow was solid in the quarter and the demand for our AN Finance asset securitization was outstanding, enabling an upsizing of the offering, a lowering of the rate, and the attainment of nearly 100% debt funding. AutoNation’s multiple revenue streams, flexible cost structure, cash flow generation, and balance sheet position us to continue delivering outstanding results and deploying capital to generate attractive shareholder returns,” Manley concluded.

Operational Summary
Second quarter 2025 compared to the year-ago period:

Selected GAAP Financial Data
(In millions, except per share data and unit sales)
	Three Months Ended June 30,
	2025	2024	YoY
Revenue	$6,974.4	$6,480.4	8%
Gross Profit	$1,275.4	$1,163.1	10%
Operating Income	$217.6	$275.0	-21%
Net Income	$86.4	$130.2	-34%
Diluted EPS	$2.26	$3.20	-29%
Diluted weighted average common shares outstanding	38.3	40.7	-6%

Same-store Revenue	$6,904.1	$6,383.4	8%
Same-store Gross Profit	$1,263.4	$1,145.8	10%

Same-store New Vehicle Retail Unit Sales	65,334	60,608	8%
Same-store Used Vehicle Retail Unit Sales	68,398	64,364	6%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Three Months Ended June 30,
	2025	2024	YoY
Adjusted Operating Income	$369.3	$318.5	16%
Adjusted Net Income	$209.2	$162.5	29%
Adjusted Diluted EPS	$5.46	$3.99	37%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables. 2025 Adjusted Diluted EPS excludes after-tax non-cash goodwill, franchise rights, and other asset impairments of $123 million, or $3.21 per share. 2024 Adjusted Diluted EPS excludes one-time after-tax costs associated with the CDK outage of $32 million, or $0.79 per share.
•Same-store Revenue – $6.9 billion, increased $521 million or 8% from a year ago, primarily reflecting increased new vehicle unit sales and higher average new vehicle selling prices.
◦New Vehicle Revenue – $3.4 billion, an increase of $283 million or 9%.
◦Used Vehicle Revenue – $2.0 billion, an increase of $71 million or 4%.
◦After-Sales Revenue – $1.2 billion, an increase of $125 million or 12%.
◦Customer Financial Services Revenue – $363 million, an increase of $43 million or 13%.
•Same-store Gross Profit – $1.3 billion, an increase of $118 million or 10% from a year ago.
◦New Vehicle Gross Profit – $183 million, a decrease of $6 million reflecting unit profitability of $2,795 compared to $3,113 a year ago, partially offset by an 8% increase in unit sales.
◦Used Vehicle Gross Profit – $124 million, an increase of $13 million reflecting a 6% increase in unit sales and stable unit profitability of $1,627 compared to $1,642 a year ago.
◦After-Sales Gross Profit – $594 million, an increase of $68 million or 13%.
◦Customer Financial Services Gross Profit – $363 million, an increase of $43 million or 13%, reflecting a 7% increase in retail unit sales and unit profitability of $2,711 compared to $2,561 a year ago.
•SG&A as a Percentage of Gross Profit – was 67.0%, or 66.2% on an adjusted basis, down from 67.3% on an adjusted basis in the prior year.

Segment Results
Segment results(1) for the second quarter of 2025 were as follows:
•Domestic – Domestic Segment Income(2) was $92 million compared to $50 million a year ago, an increase of 83%. Revenue of $1.9 billion was up 10%.
•Import – Import Segment Income(2) was $133 million compared to $108 million a year ago, an increase of 23%. Revenue of $2.1 billion was up 6%.
•Premium Luxury – Premium Luxury Segment Income(2) was $180 million compared to $142 million a year ago, an increase of 27%. Revenue of $2.6 billion was up 7%.
•AutoNation Finance – AutoNation Finance income was $2 million compared to $1 million a year ago. Year-over-year results reflect higher net interest margin and continued operating efficiencies, partially offset by higher non-cash credit provisioning related to significant loan origination growth.

Capital Allocation, Liquidity, and Leverage
For the first six months ended June 30, 2025, cash used in operating activities was $230 million, auto loans receivable, net, increased $695 million, capital expenditures were $154 million, and adjusted free cash flow was $394 million, or 100% of adjusted net income.

During the first half of 2025, AutoNation repurchased 1.5 million shares of common stock for an aggregate purchase price of $254 million, or approximately $164 per share. AutoNation has more than $607 million of repurchase authorization remaining under its current share repurchase program.

As of June 30, 2025, AutoNation had $1.8 billion of liquidity, including $63 million in cash and $1.8 billion of availability under its revolving credit facility, net of commercial paper borrowings. The Company’s covenant leverage ratio was 2.33x at quarter end and the Company had $3.8 billion of non-vehicle debt outstanding. During the second quarter of 2025, we completed our inaugural asset-backed term securitization, generating $700 million in funding for our auto loan portfolio at a weighted-average fixed interest rate of 4.90%.

Year-to-date 2025 compared to the year-ago period:

Selected GAAP Financial Data
(In millions, except per share data and unit sales )
	Six Months Ended June 30,
	2025	2024	YoY
Revenue	$13,664.8	$12,966.1	5%
Gross Profit	$2,495.3	$2,361.0	6%
Operating Income	$553.6	$615.3	-10%
Net Income	$261.9	$320.3	-18%
Diluted EPS	$6.73	$7.72	-13%
Diluted weighted average common shares outstanding	38.9	41.5	-6%

Same-store Revenue	$13,559.1	$12,764.2	6%
Same-store Gross Profit	$2,477.0	$2,324.8	7%

Same-store New Vehicle Retail Unit Sales	127,713	118,835	7%
Same-store Used Vehicle Retail Unit Sales	135,185	132,214	2%

Selected Non-GAAP Financial Data*
($ in millions, except per share data)
	Six Months Ended June 30,
	2025	2024	YoY
Adjusted Operating Income	$703.7	$666.1	6%
Adjusted Net Income	$393.4	$352.6	12%
Adjusted Diluted EPS	$10.11	$8.50	19%
*Reconciliations of non-GAAP financial measures are included in the attached financial tables.
•Same-store Revenue – $13.6 billion, increased $795 million or 6% from a year ago, primarily reflecting increased new vehicle unit sales and higher average new vehicle selling prices.
◦New Vehicle Revenue – $6.6 billion, an increase of $584 million or 10%.
◦Used Vehicle Revenue – $3.8 billion, an increase of $3 million or relatively flat.
◦After-Sales Revenue – $2.4 billion, an increase of $149 million or 7%.
◦Customer Financial Services Revenue – $712 million, an increase of $61 million or 9%.
•Same-store Gross Profit – $2.5 billion, an increase of $152 million or 7% from a year ago.
◦New Vehicle Gross Profit – $357 million, a decrease of $26 million reflecting unit profitability of $2,798 compared to $3,222 a year ago, partially offset by a 7% increase in unit sales.
◦Used Vehicle Gross Profit – $247 million, an increase of $27 million reflecting unit profitability of $1,650 compared to $1,559 a year ago and a 2% increase in unit sales.
◦After-Sales Gross Profit – $1.2 billion, an increase of $90 million or 8%.
◦Customer Financial Services Gross Profit – $712 million, an increase of $61 million or 9%, reflecting a 5% increase in retail unit sales and unit profitability of $2,707, compared to $2,591 a year ago.
•SG&A as a Percentage of Gross Profit – was 67.2%, or 66.8% on an adjusted basis, up from 66.4% on an adjusted basis in the prior year.

Segment Results
Segment results(1) for the first six months of 2025 were as follows:
•Domestic – Domestic Segment Income(2) was $161 million compared to $126 million a year ago, an increase of 28%. Revenue of $3.6 billion was up 4%.
•Import – Import Segment Income(2) was $260 million compared to $237 million a year ago, an increase of 10%. Revenue of $4.2 billion was up 5%.
•Premium Luxury – Premium Luxury Segment Income(2) was $359 million compared to $314 million a year ago, an increase of 14%. Revenue of $5.1 billion was up 7%.
•AutoNation Finance – AutoNation Finance income was $2 million compared to a loss of $4 million a year ago. Year-over-year results reflect higher net interest margin and continued operating efficiencies, partially offset by higher non-cash credit provisioning related to significant loan origination growth.

The second quarter conference call may be accessed by telephone at 833-470-1428 (Conference ID:114047) at 9:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.

The webcast will also be available on AutoNation’s website following the call under “Events & Presentations.” A playback of the conference call will be available after 12:00 p.m. Eastern Time on July 25, 2025, through August 15, 2025, by calling 866-813-9403 (Conference ID: 601794). Additional information regarding AutoNation’s results can be found in the Investor Presentation available at investors.autonation.com.
(1)AutoNation has four reportable segments: Domestic, Import, Premium Luxury, and AutoNation Finance. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Stellantis; the Import segment is primarily comprised of stores that sell vehicles manufactured by Toyota, Honda, Hyundai, Subaru, and Nissan; and the Premium Luxury segment is primarily comprised of stores that sell vehicles manufactured by Mercedes-Benz, BMW, Lexus, Audi, and Jaguar Land Rover. AutoNation Finance is our captive auto finance company, which provides indirect financing to qualified retail customers on vehicles we sell.
(2)    Segment income for the Domestic, Import, and Premium Luxury reportable segments is defined as operating income less floorplan interest expense and is a non-GAAP measure.

About AutoNation, Inc.
AutoNation, one of the largest automotive retailers in the United States, offers innovative products and exceptional services as part of a portfolio of comprehensive solutions for our customers and their automotive needs. With a nationwide network of dealerships strengthened by a recognized brand, we offer a wide variety of new and used vehicles, customer financing, parts, and expert maintenance and repair services. Through DRV PNK, we have raised over $40 million for cancer-related causes, demonstrating our commitment to making a positive difference in the lives of our Associates, Customers, and the communities we serve. Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations.

Please visit www.autonation.com, investors.autonation.com, and www.x.com/autonation, where AutoNation discloses additional information about the Company, its business, and its results of operations.
NON-GAAP FINANCIAL
This news release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company's disclosure, provide a meaningful presentation of the Company's results excluding the impact of items not related to the Company's ongoing core business operations, and improve the period-to-period comparability of the Company's results from its core business operations. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “estimates,” “intends,” “goals,” “targets,” “projects,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, partnerships, and investments, including AutoNation Finance and AutoNation Mobile Service, statements regarding our expectations for shareholder returns, potential tariff-related impacts, and the future performance of our business and the automotive retail industry, including during 2025, and other statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties, and other factors that are difficult to predict and may cause our actual results, performance, or achievements to be materially different from any future results, performance, and achievements expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: economic conditions, including changes in tariffs, unemployment, interest, and/or inflation rates, consumer demand, and fuel prices; our ability to implement successfully our strategic acquisitions, initiatives, partnerships, and investments; our ability to maintain or improve gross profit margins; our ability to maintain or gain market share; legal, reputational, and financial risks resulting from cyber incidents and the potential impact on our operating results; the receipt of any insurance or other recoveries in connection with any cyber incidents; our ability to successfully implement and maintain expense controls; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to acquire and integrate successfully new acquisitions; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for franchise acquisitions; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; changes in automotive laws and regulations affecting our business, including fuel economy requirements; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
New vehicle	$3,396.3	$3,122.5	$6,644.4	$6,101.8
Used vehicle	1,985.0	1,911.1	3,907.4	3,907.2
Parts and service	1,221.1	1,117.1	2,385.1	2,289.5
Finance and insurance, net	367.7	324.0	720.2	658.7
Other	4.3	5.7	7.7	8.9
Total revenue	6,974.4	6,480.4	13,664.8	12,966.1
Cost of sales:
New vehicle	3,212.9	2,932.1	6,286.1	5,715.5
Used vehicle	1,859.6	1,799.7	3,657.5	3,684.3
Parts and service	622.5	580.5	1,218.8	1,197.1
Other	4.0	5.0	7.1	8.2
Total cost of sales	5,699.0	5,317.3	11,169.5	10,605.1
Gross profit	1,275.4	1,163.1	2,495.3	2,361.0
AutoNation Finance income (loss)	2.0	0.7	2.1	(4.3)
Selling, general, and administrative expenses	854.7	825.8	1,676.6	1,618.9
Depreciation and amortization	63.9	59.9	125.7	118.2
Goodwill impairment	65.3	—	65.3	—
Franchise rights impairment	71.7	—	71.7	—
Other expense, net(1)	4.2	3.1	4.5	4.3
Operating income	217.6	275.0	553.6	615.3
Non-operating income (expense) items:
Floorplan interest expense	(45.3)	(53.9)	(91.8)	(103.3)
Other interest expense	(46.2)	(46.8)	(88.5)	(91.4)
Other income (loss), net(2)	12.3	(0.1)	(0.9)	6.9
Income before income taxes	138.4	174.2	372.4	427.5
Income tax provision	52.0	44.0	110.5	107.2
Net income	$86.4	$130.2	$261.9	$320.3

Diluted earnings per share	$2.26	$3.20	$6.73	$7.72
Diluted weighted average common shares outstanding	38.3	40.7	38.9	41.5

Common shares outstanding, net of treasury stock, at period end	37.7	39.7	37.7	39.7

(1)Includes asset impairments and net gains on business/property divestitures.
(2)Includes gains related to changes in the cash surrender value of corporate-owned life insurance for deferred compensation plan participants, as well as gains (losses) on minority equity investments.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,396.3	$3,122.5	$273.8	8.8	$6,644.4	$6,101.8	$542.6	8.9
Retail used vehicle	1,845.0	1,743.5	101.5	5.8	3,637.1	3,577.3	59.8	1.7
Wholesale	140.0	167.6	(27.6)	(16.5)	270.3	329.9	(59.6)	(18.1)
Used vehicle	1,985.0	1,911.1	73.9	3.9	3,907.4	3,907.2	0.2	—
Finance and insurance, net	367.7	324.0	43.7	13.5	720.2	658.7	61.5	9.3
Total variable operations	5,749.0	5,357.6	391.4	7.3	11,272.0	10,667.7	604.3	5.7
Parts and service	1,221.1	1,117.1	104.0	9.3	2,385.1	2,289.5	95.6	4.2
Other	4.3	5.7	(1.4)		7.7	8.9	(1.2)
Total revenue	$6,974.4	$6,480.4	$494.0	7.6	$13,664.8	$12,966.1	$698.7	5.4
Gross profit:
New vehicle	$183.4	$190.4	$(7.0)	(3.7)	$358.3	$386.3	$(28.0)	(7.2)
Retail used vehicle	113.1	107.3	5.8	5.4	226.1	209.1	17.0	8.1
Wholesale	12.3	4.1	8.2		23.8	13.8	10.0
Used vehicle	125.4	111.4	14.0	12.6	249.9	222.9	27.0	12.1
Finance and insurance	367.7	324.0	43.7	13.5	720.2	658.7	61.5	9.3
Total variable operations	676.5	625.8	50.7	8.1	1,328.4	1,267.9	60.5	4.8
Parts and service	598.6	536.6	62.0	11.6	1,166.3	1,092.4	73.9	6.8
Other	0.3	0.7	(0.4)		0.6	0.7	(0.1)
Total gross profit	1,275.4	1,163.1	112.3	9.7	2,495.3	2,361.0	134.3	5.7
AutoNation Finance income (loss)	2.0	0.7	1.3		2.1	(4.3)	6.4
Selling, general, and administrative expenses	854.7	825.8	(28.9)	(3.5)	1,676.6	1,618.9	(57.7)	(3.6)
Depreciation and amortization	63.9	59.9	(4.0)		125.7	118.2	(7.5)
Goodwill impairment	65.3	—	(65.3)		65.3	—	(65.3)
Franchise rights impairment	71.7	—	(71.7)		71.7	—	(71.7)
Other expense, net	4.2	3.1	(1.1)		4.5	4.3	(0.2)
Operating income	217.6	275.0	(57.4)	(20.9)	553.6	615.3	(61.7)	(10.0)
Non-operating income (expense) items:
Floorplan interest expense	(45.3)	(53.9)	8.6		(91.8)	(103.3)	11.5
Other interest expense	(46.2)	(46.8)	0.6		(88.5)	(91.4)	2.9
Other income (loss), net	12.3	(0.1)	12.4		(0.9)	6.9	(7.8)
Income before income taxes	$138.4	$174.2	$(35.8)	(20.6)	$372.4	$427.5	$(55.1)	(12.9)

Retail vehicle unit sales:
New	65,847	61,268	4,579	7.5	128,234	120,131	8,103	6.7
Used	69,736	65,504	4,232	6.5	137,736	134,625	3,111	2.3
	135,583	126,772	8,811	7.0	265,970	254,756	11,214	4.4

Revenue per vehicle retailed:
New	$51,579	$50,965	$614	1.2	$51,815	$50,793	$1,022	2.0
Used	$26,457	$26,617	$(160)	(0.6)	$26,406	$26,572	$(166)	(0.6)

Gross profit per vehicle retailed:
New	$2,785	$3,108	$(323)	(10.4)	$2,794	$3,216	$(422)	(13.1)
Used	$1,622	$1,638	$(16)	(1.0)	$1,642	$1,553	$89	5.7
Finance and insurance	$2,712	$2,556	$156	6.1	$2,708	$2,586	$122	4.7
Total variable operations(1)	$4,899	$4,904	$(5)	(0.1)	$4,905	$4,923	$(18)	(0.4)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.7	48.2	48.6	47.1
Used vehicle	28.5	29.5	28.6	30.1
Parts and service	17.5	17.2	17.5	17.7
Finance and insurance, net	5.3	5.0	5.3	5.1
Other	—	0.1	—	—
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.4	16.4	14.4	16.4
Used vehicle	9.8	9.6	10.0	9.4
Parts and service	46.9	46.1	46.7	46.3
Finance and insurance	28.8	27.9	28.9	27.9
Other	0.1	—	—	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.4	6.1	5.4	6.3
Used vehicle - retail	6.1	6.2	6.2	5.8
Parts and service	49.0	48.0	48.9	47.7
Total	18.3	17.9	18.3	18.2
Selling, general, and administrative expenses	12.3	12.7	12.3	12.5
Operating income	3.1	4.2	4.1	4.7
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	67.0	71.0	67.2	68.6
Operating income	17.1	23.6	22.2	26.1

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
Domestic	$1,920.5	$1,739.4	$181.1	10.4	$3,637.9	$3,496.1	$141.8	4.1
Import	2,148.3	2,018.8	129.5	6.4	4,195.6	3,998.3	197.3	4.9
Premium luxury	2,555.8	2,398.4	157.4	6.6	5,132.3	4,813.3	319.0	6.6
Total Franchised Dealerships	6,624.6	6,156.6	468.0	7.6	12,965.8	12,307.7	658.1	5.3
Corporate and other	349.8	323.8	26.0	8.0	699.0	658.4	40.6	6.2
Total consolidated revenue	$6,974.4	$6,480.4	$494.0	7.6	$13,664.8	$12,966.1	$698.7	5.4

Segment income(1):
Domestic	$92.0	$50.3	$41.7	82.9	$161.0	$125.5	$35.5	28.3
Import	133.4	108.2	25.2	23.3	259.6	237.0	22.6	9.5
Premium luxury	180.1	141.9	38.2	26.9	358.8	313.5	45.3	14.4
Total Franchised Dealerships	405.5	300.4	105.1	35.0	779.4	676.0	103.4	15.3
AutoNation Finance income (loss)	2.0	0.7	1.3		2.1	(4.3)	6.4
Corporate and other	(235.2)	(80.0)	(155.2)		(319.7)	(159.7)	(160.0)
Add: Floorplan interest expense	45.3	53.9	(8.6)		91.8	103.3	(11.5)
Operating income	$217.6	$275.0	$(57.4)	(20.9)	$553.6	$615.3	$(61.7)	(10.0)
(1) Segment income for the Domestic, Import, and Premium Luxury reportable segments is a non-GAAP measure and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	19,354	16,583	2,771	16.7	36,132	32,485	3,647	11.2
Import	29,748	28,729	1,019	3.5	57,751	56,297	1,454	2.6
Premium luxury	16,745	15,956	789	4.9	34,351	31,349	3,002	9.6
	65,847	61,268	4,579	7.5	128,234	120,131	8,103	6.7

Retail used vehicle unit sales:
Domestic	19,752	18,734	1,018	5.4	38,176	38,497	(321)	(0.8)
Import	23,392	22,572	820	3.6	46,547	46,337	210	0.5
Premium luxury	19,016	17,769	1,247	7.0	38,033	36,732	1,301	3.5
Other	7,576	6,429	1,147	17.8	14,980	13,059	1,921	14.7
	69,736	65,504	4,232	6.5	137,736	134,625	3,111	2.3

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Domestic:
Ford, Lincoln	12.9	11.0	12.1	10.8
Chevrolet, Buick, Cadillac, GMC	11.3	10.8	11.0	10.6
Chrysler, Dodge, Jeep, Ram	5.2	5.3	5.1	5.6
Domestic total	29.4	27.1	28.2	27.0
Import:
Toyota	21.2	21.4	20.7	21.5
Honda	12.8	13.5	12.7	13.3
Nissan	1.5	1.9	1.5	1.9
Hyundai	3.5	3.7	3.5	3.6
Subaru	3.3	3.7	3.7	3.7
Other Import	2.9	2.7	2.9	2.9
Import total	45.2	46.9	45.0	46.9
Premium Luxury:
Mercedes-Benz	8.5	8.1	9.1	8.3
BMW	8.3	9.0	8.7	8.7
Lexus	3.5	3.5	3.5	3.6
Audi	1.6	1.9	1.9	2.0
Jaguar Land Rover	1.9	1.9	2.0	2.0
Other Premium Luxury	1.6	1.6	1.6	1.5
Premium Luxury total	25.4	26.0	26.8	26.1
	100.0	100.0	100.0	100.0

AutoNation Finance	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	$ Variance	2025	2024	$ Variance
Interest margin:
Interest and fee income	$48.6	$26.5	$22.1	$90.5	$48.3	$42.2
Interest expense	(17.8)	(8.7)	(9.1)	(31.7)	(15.7)	(16.0)
Total interest margin	30.8	17.8	13.0	58.8	32.6	26.2
Provision for credit losses	(19.2)	(7.7)	(11.5)	(38.1)	(17.9)	(20.2)
Total interest margin after provision for loan losses	11.6	10.1	1.5	20.7	14.7	6.0
Direct expenses(1)	(9.6)	(9.4)	(0.2)	(18.6)	(19.0)	0.4
AutoNation Finance income (loss)	$2.0	$0.7	$1.3	$2.1	$(4.3)	$6.4

(1) Direct expenses are comprised primarily of compensation expenses and loan administration costs incurred by our auto finance company.

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Allocation	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Capital expenditures	$79.0	$87.5	$154.2	$181.2
Cash paid for acquisitions, net of cash acquired	$—	$—	$69.6	$—
Stock repurchases:
Aggregate purchase price(1)	$29.0	$311.3	$253.8	$350.0
Shares repurchased (in millions)	0.2	2.0	1.5	2.2

New Vehicle Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Variance	2025	2024	Variance
Floorplan assistance earned (included in cost of sales)	$34.7	$31.6	$3.1	$65.8	$63.4	$2.4
New vehicle floorplan interest expense	(43.6)	(52.3)	8.7	(87.6)	(98.9)	11.3
Net new vehicle inventory carrying expense	$(8.9)	$(20.7)	$11.8	$(21.8)	$(35.5)	$13.7

Balance Sheet and Other Highlights	June 30, 2025	December 31, 2024	June 30, 2024
Cash and cash equivalents	$62.9	$59.8	$85.9
Inventory	$3,445.6	$3,360.0	$3,553.9
Floorplan notes payable	$3,655.9	$3,709.7	$3,959.8
Auto loans receivable, net	$1,702.4	$1,057.1	$709.4
Non-recourse debt	$1,464.6	$826.0	$488.3
Non-vehicle debt	$3,764.6	$3,762.1	$4,011.6
Equity	$2,469.5	$2,457.3	$2,183.2

New days supply (industry standard of selling days)	49 days	39 days	67 days
Used days supply (trailing calendar month days)	39 days	37 days	34 days

Key Credit Agreement Covenant Compliance Calculations (2)
Leverage ratio		2.33x
Covenant	less than or equal to	3.75x

Interest coverage ratio		4.63x
Covenant	greater than or equal to	3.00x

(1) Excludes excise taxes imposed under Inflation Reduction Act.
(2) Calculated in accordance with our credit agreement as filed with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Three Months Ended June 30,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
As reported	$217.6	$275.0	$138.4	$174.2	$52.0	$44.0	37.6%	25.3%	$86.4	$130.2	$2.26	$3.20
Increase in compensation expense related to market valuation changes in deferred compensation obligations(4)	10.4	0.7	—	—	—	—			—	—	$—	$—
Goodwill, franchise rights, and other asset impairments(5)	141.3	—	141.3	—	18.5	—			122.8	—	$3.21	$—
One-time costs associated with CDK outage(6)	—	42.8	—	42.8	—	10.5			—	32.3	$—	$0.79
Adjusted	$369.3	$318.5	$279.7	$217.0	$70.5	$54.5	25.2%	25.1%	$209.2	$162.5	$5.46	$3.99

	Three Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2025	2024	2025	2024
As reported	$854.7	$825.8	67.0	71.0
Excluding:
Increase in compensation expense related to market valuation changes in deferred compensation obligations	10.4	0.7
One-time costs associated with CDK outage	—	42.8
Adjusted	$844.3	$782.3	66.2	67.3

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains related to the COLI are recorded in non-operating Other Income (Loss), Net.
(5)	Includes goodwill impairment of $65.3 million, franchise rights impairment of $71.7 million, and other asset adjustments of $4.3 million.
(6)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations(1)
	Six Months Ended June 30,
	Operating Income		Income Before Income Taxes		Income Tax Provision(2)		Effective Tax Rate		Net Income		Diluted Earnings Per Share(3)
	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024	2025	2024
As reported	$553.6	$615.3	$372.4	$427.5	$110.5	$107.2	29.7%	25.1%	$261.9	$320.3	$6.73	$7.72
Increase in compensation expense related to market valuation changes in deferred compensation obligations(4)	8.8	8.0	—	—	—	—			—	—	$—	$—
Goodwill, franchise rights, and other asset impairments(5)	141.3	—	141.3	—	18.5	—			122.8	—	$3.16	$—
Net loss on equity investments	—	—	11.5	—	2.8	—			8.7	—	$0.22	$—
One-time costs associated with CDK outage(6)	—	42.8	—	42.8	—	10.5			—	32.3	$—	$0.78
Adjusted	$703.7	$666.1	$525.2	$470.3	$131.8	$117.7	25.1%	25.0%	$393.4	$352.6	$10.11	$8.50

	Six Months Ended June 30,
	SG&A		SG&A as a Percentage of Gross Profit (%)
	2025	2024	2025	2024
As reported	$1,676.6	$1,618.9	67.2	68.6
Excluding:
Increase in compensation expense related to market valuation changes in deferred compensation obligations	8.8	8.0
One-time costs associated with CDK outage	—	42.8
Adjusted	$1,667.8	$1,568.1	66.8	66.4

(1)	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
(2)	Tax expense is determined based on the amount of additional taxes or tax benefits associated with each individual item.
(3)	Diluted earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.
(4)	Increases in deferred compensation obligations, which are recorded in SG&A, are substantially offset by corresponding gains related to changes in the cash surrender value of corporate-owned life insurance ("COLI") for deferred compensation plan participants as a result of changes in market performance of the underlying investments; therefore, the net impact to net income and earnings per share is de minimis. Gains related to the COLI are recorded in non-operating Other Income (Loss), Net.
(5)	Includes goodwill impairment of $65.3 million, franchise rights impairment of $71.7 million, and other asset adjustments of $4.3 million.
(6)	Represents certain one-time costs incurred associated with the CDK outage, principally consisting of compensation paid to commission-based associates to ensure business continuity.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Free Cash Flow	Six Months Ended June 30,
	2025	2024
Net cash provided by (used in) operating activities	$(230.3)	$234.9
Net payments of vehicle floorplan - non-trade	83.1	94.8
Increase in auto loans receivable, net	695.0	370.6
Adjusted cash provided by operating activities	547.8	700.3
Purchases of property and equipment	(154.2)	(181.2)
Adjusted free cash flow	$393.6	$519.1
Adjusted net income	$393.4	$352.6
Adjusted free cash flow conversion %	100	147

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	$ Variance	% Variance	2025	2024	$ Variance	% Variance
Revenue:
New vehicle	$3,372.0	$3,088.7	$283.3	9.2	$6,619.6	$6,036.0	$583.6	9.7
Retail used vehicle	1,815.2	1,717.5	97.7	5.7	3,581.7	3,521.6	60.1	1.7
Wholesale	138.3	164.9	(26.6)	(16.1)	265.9	323.3	(57.4)	(17.8)
Used vehicle	1,953.5	1,882.4	71.1	3.8	3,847.6	3,844.9	2.7	0.1
Finance and insurance, net	362.5	320.0	42.5	13.3	711.7	650.4	61.3	9.4
Total variable operations	5,688.0	5,291.1	396.9	7.5	11,178.9	10,531.3	647.6	6.1
Parts and service	1,211.9	1,086.7	125.2	11.5	2,372.5	2,223.9	148.6	6.7
Other	4.2	5.6	(1.4)		7.7	9.0	(1.3)
Total revenue	$6,904.1	$6,383.4	$520.7	8.2	$13,559.1	$12,764.2	$794.9	6.2

Gross profit:
New vehicle	$182.6	$188.7	$(6.1)	(3.2)	$357.4	$382.9	$(25.5)	(6.7)
Retail used vehicle	111.3	105.7	5.6	5.3	223.0	206.1	16.9	8.2
Wholesale	12.4	4.6	7.8		24.1	14.5	9.6
Used vehicle	123.7	110.3	13.4	12.1	247.1	220.6	26.5	12.0
Finance and insurance	362.5	320.0	42.5	13.3	711.7	650.4	61.3	9.4
Total variable operations	668.8	619.0	49.8	8.0	1,316.2	1,253.9	62.3	5.0
Parts and service	594.4	526.2	68.2	13.0	1,160.2	1,070.3	89.9	8.4
Other	0.2	0.6	(0.4)		0.6	0.6	—
Total gross profit	$1,263.4	$1,145.8	$117.6	10.3	$2,477.0	$2,324.8	$152.2	6.5

Retail vehicle unit sales:
New	65,334	60,608	4,726	7.8	127,713	118,835	8,878	7.5
Used	68,398	64,364	4,034	6.3	135,185	132,214	2,971	2.2
	133,732	124,972	8,760	7.0	262,898	251,049	11,849	4.7

Revenue per vehicle retailed:
New	$51,612	$50,962	$650	1.3	$51,832	$50,793	$1,039	2.0
Used	$26,539	$26,684	$(145)	(0.5)	$26,495	$26,636	$(141)	(0.5)

Gross profit per vehicle retailed:
New	$2,795	$3,113	$(318)	(10.2)	$2,798	$3,222	$(424)	(13.2)
Used	$1,627	$1,642	$(15)	(0.9)	$1,650	$1,559	$91	5.8
Finance and insurance	$2,711	$2,561	$150	5.9	$2,707	$2,591	$116	4.5
Total variable operations(1)	$4,908	$4,916	$(8)	(0.2)	$4,915	$4,937	$(22)	(0.4)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2025 (%)	2024 (%)	2025 (%)	2024 (%)
Revenue mix percentages:
New vehicle	48.8	48.4	48.8	47.3
Used vehicle	28.3	29.5	28.4	30.1
Parts and service	17.6	17.0	17.5	17.4
Finance and insurance, net	5.3	5.0	5.2	5.1
Other	—	0.1	0.1	0.1
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.5	16.5	14.4	16.5
Used vehicle	9.8	9.6	10.0	9.5
Parts and service	47.0	45.9	46.8	46.0
Finance and insurance	28.7	27.9	28.7	28.0
Other	—	0.1	0.1	—
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.4	6.1	5.4	6.3
Used vehicle - retail	6.1	6.2	6.2	5.9
Parts and service	49.0	48.4	48.9	48.1
Total	18.3	17.9	18.3	18.2